UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

CLAIRE’S STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 West Central Road

Hoffman Estates, Illinois 60192

(Address of principal executive offices, including zip code)

(847) 765-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by Claire’s Stores, Inc. on February 9, 2018 (the “Original 8-K”), and is being filed solely to correct the date of the action reported in Item 5.02 of the Original 8-K. The Original 8-K inadvertently reflected a date of February 5, 2017 instead of February 5, 2018. No other changes to the Original 8-K are being made.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, the Board of Directors (the “Board”) of Claire’s Stores, Inc. (the “Company”) approved the adoption of a key employee retention program. Under the program, the Company may make cash retention payments to certain employees identified by the Board, including the named executive officers of the Company. Participants in the program will each be eligible to receive a one-time retention payment upon entering into a retention agreement with the Company. Under the retention agreement, the payment will be subject to a repayment “clawback” by the Company in the event that the Company terminates the participant’s employment for Cause (as defined in the retention agreement) or the participant voluntarily resigns prior to the occurrence of the earlier of certain specified events or the expiration of 18 months from the date of the agreement. The cash retention bonuses payable (subject to clawback) to Messrs. Marshall and Huckins are $1,800,000 and $750,000, respectively. Awards under the key employee retention program would supersede and replace award opportunities under retention bonus arrangements approved by the Compensation Committee of the Board in June 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

Date: February 20, 2018

By:	/s/ Scott Huckins
Scott Huckins, Chief Financial Officer